EXERCISABLE ON OR AFTER __________, 2008
AND ON OR BEFORE __________, 2013

Series E Warrant Certificate
WARRANTS TO ACQUIRE COMMON STOCK OF

No. W

OPEXA THERAPEUTICS, INC.

Series E Warrant

CUSIP 68372T 11 1

This Series E Warrant Certificate certifies that,

, or registered assigns, is the registered holder of a Series E Warrant (the "Warrant") to acquire from Opexa Therapeutics, Inc., a Delaware corporation (the "Company"), the number of fully paid and non-assessable shares of Common Stock, $.50 par value, of the Company (the "Common Stock") specified above for consideration equal to $ ____________ (the "Exercise Price") per share of Common Stock. The Series E Warrant evidenced by this Series E Warrant Certificate shall not be exercisable after and shall terminate and become void as of 5:00 P.M., Houston time, on ________ ___, 2013 (the "Expiration Date").

The Series E Warrant evidenced by this Series E Warrant Certificate is part of a duly authorized issue of warrants expiring on the Expiration Date entitling the Holder hereof to receive shares of Common Stock, and is issued or to be issued pursuant to a Warrant Agreement dated ________ ______, 2008 (the "Warrant Agreement"), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders ("Holders" meaning, from time to time, the registered holders of the warrant issued thereunder). To the extent any provisions of this Series E Warrant Certificate conflicts with any provision of the Warrant Agreement, the provisions of the Warrant Agreement shall apply. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company at 2635 North Crescent Ridge Drive, The Woodlands, Texas 77381 Attention: Investor Relations. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement.

This Series E Warrant may be exercised, in whole or in part, at any time on or after ________ __, 2008 and on or before the Expiration Date, subject to the terms of the Warrant Agreement, by surrendering this Warrant Certificate, with the Form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Aggregate Exercise Price in accordance with Section 9 of the Warrant Agreement in the case of a Cash Exercise. Each exercise must be for a whole number of Warrant Shares. In the event that upon any exercise of the Series E Warrant evidenced hereby the number of shares of Common Stock acquired shall be less than the total number of shares of Common Stock which may be purchased pursuant to this Series E Warrant, there shall be issued to the Holder hereof or such Holder's assignee a new Series E Warrant Certificate evidencing the unexercised portion of this Series E Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on this Series E Warrant Certificate may, subject to certain conditions, be adjusted, and that upon the occurrence of certain events the number of shares of Common Stock and/or the type of securities or other property issuable upon the exercise of this Series E Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of this Series E Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The Warrant Agreement provides in certain circumstances for a call right on the part of the Company, pursuant to which this Series E Warrant may be terminated.

Series E Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by such Holder's legal representative or attorney duly appointed and authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Series E Warrant Certificate or Series E Warrant Certificates of like tenor evidencing in the aggregate the right to purchase a like number of Warrant Shares.

Each taker and holder of this Series E Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Series E Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Series E Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or the person entitled to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, provided that until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

This Series E Warrant does not entitle any Holder to any of the rights of a shareholder of the Company.

This Series E Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

This Series E Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the undersigned have caused this Series E Warrant Certificate to be executed as of the date set forth below.

Dated: ______________, 2008

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(JERSEY CITY, N.J.) TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED OFFICER

OPEXA THERAPEUTICS, INC. CORPORATE SEAL 1986 TEXAS

OPEXA THERAPEUTICS, INC.

By: Lynne Hohlfeld
SECRETARY

By: David B. McWilliams
PRESIDENT

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

/ ETHER 7 / LIVE JOBS / O / OPEXA 28992 FC

PRODUCTION COORDINATOR: HOLLY GRONER 931-490-1722
PROOF OF DECEMBER 19, 2007
OPEXA THERAPEUTICS, INC.
TSB 28992 FC
Operator: R
Rev. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo and Intaglio print in SC-3 Dark Green.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.

FORM OF ELECTION TO PURCHASE

To Opexa Therapeutics, Inc.:

In accordance with the Series E Warrant Certificate enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to exercise the Series E Warrant with respect to Warrant Shares in accordance with the terms of the Warrant Agreement.

1. **Form of Exercise Price.** The Holder intends that payment of the Exercise Price shall be made as:

a Cash Exercise;

a Cashless Exercise; or

The Holder understands that any Cashless Exercise is subject to compliance with all the terms of the Warrant Agreement.

2. **Payment of Exercise Price.** If the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall send via wire transfer to the account of the Company the sum of $ ______________ in immediately available funds, which sum represents the Aggregate Exercise Price (as defined in the Warrant Agreement) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Series E Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

Name: ______________________________

Address: ______________________________

____

____

____

Social Security or Tax I.D. No.: ______________________________

ASSIGNMENT

(Form of assignment to be executed if Warrant Holder desires to transfer Warrant)

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto

____

this Warrant Certificate together with all right, title or interest therein and does hereby irrevocably appoint

______________________________ attorney

to transfer the within Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated: ______________________________

____
Signature

(Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate)

(Signature Medallion Guaranteed) ______________________________

Date: ______________________________

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: HOLLY GRONER 931-490-1722 PROOF OF DECEMBER 19, 2007 OPEXA THERAPEUTICS, INC. TSB 28992 BK
	Operator: R
/ ETHER 7 / LIVE JOBS / O / OPEXA 28992 BK	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.